UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              April 14, 2008

UMH PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-12690                22-1890929

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)            Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with the Eugene W. Landy, Chairman of the Board (the second amendment).  The second amendment provides for a lump sum payment of $1.2 million to Mr. Landy, provided the sale price of the Company is at least $16 per share of common stock, in the event of a change in control of the Company as defined in the second amendment.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99

Second Amendment to Employment Agreement, dated April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Vice President and Chief Financial Officer

     Date        April 16, 2008